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                                                                     EXHIBIT 4.2



                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


      THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of December 15, 2000, by and among NATIONAL AUTO CREDIT, INC. ("NAC"), a Delaware corporation, and (each of the following, a "SHAREHOLDER," and all of the following together, collectively, the "SHAREHOLDERS") Ernest C. Garcia, II, Verde Reinsurance Company, Ltd., a Nevis Island corporation, Ernie Garcia III 2000 Trust, Brian Garcia 2000 Trust, Ray Fidel, Steven Johnson, Mark Sauder, Eric Splaver, Colin Bachinsky, Chris Rompalo, Donna Clawson, Mary Reiner, and Kathy Chacon.

                              W I T N E S S E T H :

      WHEREAS, NAC, ZLT Acquisition Corp. ("ZLT"), a Delaware corporation wholly owned by NAC, ZoomLot Corporation ("ZOOMLOT"), a Delaware corporation, and the Shareholders have entered into a Merger Agreement And Plan Of Reorganization, dated as of even date herewith (the "MERGER AGREEMENT");

      WHEREAS, pursuant to the Merger Agreement, upon the consummation of the merger transactions contemplated by the Merger Agreement, the Shareholders are to acquire certain shares of NAC's common stock ("COMMON STOCK"), par value $.05 per share, and certain shares NAC's Series B preferred stock and Series C preferred stock (respectively, "SERIES B PREFERRED STOCK" and "SERIES C PREFERRED STOCK" and, collectively, "Preferred Stock"), each par value $__ per share, (such shares of Common Stock and such shares of Preferred Stock, collectively, the "NAC MERGER SHARES") in exchange for their shares of the common stock of ZoomLot, and those shares of Series C Preferred Stock (the "Forfeitable Shares") are subject to forfeiture depending upon the achievement of certain financial objectives by the surviving corporation in the Merger;

      WHEREAS, each of the Shareholders has entered into a Lockup, Standstill and Voting Agreement (the "STANDSTILL AGREEMENT") with NAC, dated as of even date herewith, for the benefit of NAC; and

      WHEREAS, as a condition to the closing of the Merger Agreement, NAC and the Shareholders have agreed to enter into this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS

      1.1 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended;

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      1.2 "HOLDER" shall mean the registered holder of NAC Merger Shares or any shares of Common Stock that have been issued in lieu of any cash payment due upon the redemption of any shares of Preferred Stock. Notwithstanding anything contained herein to the contrary, a "HOLDER" shall not include any person or entity who or that, as a donee, assignee or transferee or otherwise, has acquired any NAC Merger Shares or any shares of Common Stock that have been issued in lieu of any cash payment due upon the redemption any shares of Preferred Stock if such person or entity has acquired such NAC Merger Shares or shares of Common Stock in violation of the Standstill Agreement or in violation of any other contract or other agreement binding upon any direct or indirect donor, assignor or other transferee of such NAC Merger Shares or shares of Common Stock.

      1.3 "REGISTRATION EXPENSES" shall mean all expenses incurred by NAC in complying with SECTION 2.1 OR 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for NAC, fees and expenses of independent public accountants of NAC, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of NAC, which shall be paid in any event by NAC).

      1.4 "REGISTRABLE SECURITIES" means, collectively, (a) the shares of Common Stock issued to the Shareholders pursuant to Section 1.5 of the Merger Agreement, (b) the shares of Common Stock issuable or issued in lieu of any cash payment due upon the redemption of any shares of Preferred Stock and (c) any additional securities issued to the Holders prior to the effective date of the registration statement referred to below with respect to the foregoing upon or on account of any stock split, stock dividend, recapitalization, dilution adjustment or similar event.

      1.5 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the SEC.

      1.6 "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale or resale of any of the Registrable Securities.

      1.7 "SEC" or "COMMISSION" means the Securities and Exchange Commission.

      1.8 All other capitalized terms used herein and defined in the Merger Agreement are used herein with the respective meanings ascribed to them in the Merger Agreement, unless the context herein otherwise requires.

2.    REGISTRATION RIGHTS

      2.1   REGISTRATION STATEMENT.


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      (a) Following the Closing, NAC shall prepare and file with the SEC one or more registration statements to register for resale by the Holders of the Registrable Securities in accordance with the following:

          (i) Within 120 days following the Closing, NAC shall file a registration statement (on such form as shall, in the opinion of counsel to NAC, be appropriate for such filing) covering the Registrable Securities that are neither Forfeitable Shares nor issuable in lieu of any cash payment due upon the redemption of any Forfeitable Shares; provided, however, that, if the same is permissible under the Securities Act, such registration statement shall cover all of the Registrable Securities.

          (ii) Within 90 days following the date that some or all of the Forfeitable Shares become non-forfeitable in accordance with the Merger Agreement, NAC shall file a registration statement (on such form as shall, in the opinion of counsel to NAC, be appropriate for such filing) covering those of the Registrable Securities that are issuable in lieu of any cash payment due upon the redemption of those Forfeitable Shares that have become non-forfeitable; provided, however, that NAC shall not be obligated to file a registration statement with respect to any of Registrable Securities that have been covered by the registration statement referred to in clause (i) above.

      (b) After filing, NAC shall diligently use commercially reasonable efforts to cause the respective registration statement (and/or file a new registration statement) to become and remain effective until the earlier of (i) the date as of which all of the Registrable Securities covered thereby have been resold by the Holders holding the same or (ii) until the Holders are free to resell all of the Registrable Securities covered thereunder pursuant to Rule 144(k).

      2.2   PIGGY-BACK REGISTRATION RIGHTS.

      (a) If following the Closing NAC engages an underwriter to undertake a firm commitment underwritten public offering of any capital stock of NAC, then, at least twenty (20) days prior to the date of the filing by NAC of the registration statement with respect to such offering, NAC shall give written notice of such proposed public offering to each of the Holders. In the event any such Holder shall desire to sell or resell any of its/his/her Registrable Securities (exclusive of any portion thereof that are issuable in lieu of any cash payment due upon the redemption of any Forfeitable Shares that have not become non-forfeitable pursuant to the terms of the Merger Agreement) as part of or in conjunction with such public offering, such Holder shall, within ten (10) days of its/his/her receipt of such notice from NAC, give written notice of such desire to NAC, which notice shall specify (a) the number of Registrable Securities such Holder desires to sell or resell as part of or in conjunction with such public offering, (b) the respective portions of such Registrable Securities that are comprised of (i) shares of Common Stock that have been issued pursuant to Section 1.5 of the Merger Agreement, (ii) shares of Common Stock that have been issued in lieu of any cash payment due upon


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the redemption of any shares of Series B Preferred Stock, (iii) shares of Common
Stock that has been issued in lieu of any cash payment due upon the redemption of any shares of Series C Preferred Stock, (iv) shares of Common Stock that are issuable in lieu of any cash payment due upon the redemption of any shares of Series B Preferred Stock, and (v) shares of Common Stock that are issuable in lieu of any cash payment due upon the redemption of any shares of Series C Preferred Stock, and (c) the intended method of disposition of the Registrable Securities desired to be sold or resold. Except to the extent the managing or lead underwriter for such public offering objects to the same, NAC shall, subject to the conditions set forth below, include in such registration statement all of the Registrable Securities with respect to which NAC has received a proper and timely notice from the relevant Holder as contemplated above. In the event the managing or lead underwriter for such public offering objects to the inclusion in such registration statement of some, but not all, of the Registrable Securities with respect to which NAC has received proper and timely notices from the relevant Holders as contemplated above, no such Holder shall be entitled to have included in such registration statement more than its/his/her Allocable Fraction of the total number of Registrable Securities that such managing or lead underwriter will permit to be included in such registration statement, where the "ALLOCABLE FRACTION" for any such Holder means a fraction the numerator of which is the number of Registrable Securities that are then held by such Holder and the denominator of which is the total number of Registrable Securities that (a) are then held by all Holders who have, as contemplated above, given proper and timely notices of their desires to have some or all of their Registrable Securities sold or resold as part of or in conjunction with such public offering and (b) are not then Forfeitable Shares that have not become non-forfeitable pursuant to the terms of the Merger Agreement. The Holders acknowledge and agree that (I) NAC may hereafter grant piggy-back registration rights to other holders of securities of NAC , and (II) in such event, if the managing or lead underwriter for such public offering objects to the inclusion in the registration statement of some, but not all, of the securities that the Holders and such other holders desire to have included in such registration statement, such managing or lead underwriter shall include in such public offering only such securities (in addition to those being offered by NAC) as such managing or lead underwriter, in its sole and absolute discretion, shall deem appropriate, and shall be entitled, in its sole and absolute discretion, to apportion those securities to, and between or among, the Holders and such other holders in such amount(s) or portion(s) as such managing or lead underwriter, in its sole and absolute discretion, shall deem appropriate and each Holder shall be entitled to have included in such registration statement only up to his/her/its Allocable Fraction of such amount or portion as has been allocated or apportioned by such managing or lead underwriter to the Holders.

      (b) In the event any Holder elects, as contemplated by clause (a) above, to have any of its/his/her Registrable Securities included for sale or resale in the public offering contemplated thereby, such Holder (I) shall fully and promptly cooperate with the underwriter(s) for such public offering, which cooperation shall include, without limitation, the execution and delivery of such underwriting agreement as such underwriter(s) may request and taking all such other actions as NAC and/or such underwriter(s) may from time to time request, which request may include, without


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limitation, an undertaking not to sell or otherwise dispose of any Registrable
Securities for a specified period of time from any time prior to the effectiveness of the applicable registration statement through up to 180 days following the effectiveness of the applicable registration statement (provided, however, that, if the officers, the directors, any principal shareholders or any other holders whose securities are simultaneously being registered are required to agree not to sell or otherwise dispose of their shares for a longer period of time, such Holder shall agree to such longer time as a condition to the inclusion therein of any securities of such Holder) and (II) shall fully and promptly cooperate with any reasonable request made by NAC in connection with the consummation of such public offering, which cooperation shall include, without limitation, the execution and delivery of such agreements and other documents as NAC may reasonably request and the taking of all such other actions as NAC may from time to time reasonably request . The right of any Holder to have any of its/his/her Registrable Securities included in any registration statement contemplated by clause (a) above shall be conditioned upon such Holder's full compliance with this clause (b), and in the absence of such full compliance any Registrable Securities otherwise included in such registration statement shall be withdrawn from registration thereunder.

      2.3 OBLIGATIONS OF NAC. Whenever required to effect the registration of any Registrable Securities pursuant to SECTION 2.1 or 2.2 hereof, NAC shall, within a commercially reasonably time:

          (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (b) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (c) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders' Representative; provided that NAC shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (d) Notify each Holder holding any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.


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      2.4 EXPENSES OF REGISTRATION. NAC shall pay all Registration Expenses, except that the Holders shall bear all Selling Expenses attributable to their Registrable Securities being registered and fees of their counsel.

3.    INDEMNIFICATION

      3.1 To the extent permitted by law, NAC will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, and each person, if any, who controls such Holder against any losses, claims, damages or liabilities (joint or several) to which it/he/she or they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by NAC: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by NAC of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and NAC will pay to each such Holder, partner, officer, director or controlling person for any legal or other expenses reasonably incurred by him/her/it in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation (provided, however, that, if a party indemnified hereunder shall provide to NAC an undertaking in form and substance reasonably satisfactory to NAC to the effect that such indemnified party will refund to NAC all payments made or advanced to such indemnified party pursuant to this clause (iii) if it is not finally judicially determined that there has been a Violation with respect to which such indemnified party is entitled to indemnification hereunder, NAC shall from time to time, as the same are incurred and subject to receipt of written evidence that the same have been incurred, advance to such indemnified party funds to cover such legal and other expenses); provided, however, that the indemnity agreement contained in this SECTION 3.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of NAC, which consent shall not be unreasonably withheld, nor shall NAC be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) a Violation that occurs in reliance upon, and in conformity with, written information furnished for use in connection with such registration by, or on behalf of, such Holder, partner, officer, director or controlling person of such Holder, (ii) such Holder's failure to deliver, at the time required by the Securities Act, a final or amended prospectus that corrects any actual or alleged untrue statement or omission contained in any preliminary prospectus or prior prospectus if such Holder previously has been provided such final or amended prospectus in accordance with SECTION 2.3 or otherwise, (iii) any offer or sale, or solicitation of any offer, made by the indemnified party in any jurisdiction in which the same is not registered or otherwise permitted, unless such indemnified party has been advised in writing by NAC that such offer or


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sale, or such solicitation of any offer, is registered or otherwise permitted in such jurisdiction, or (iv) any other breach or violation by an indemnified party of the Securities Act, the Exchange Act or other federal or state law, exclusive of any such breach or violation to the extent the same is the consequence of any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or the omission to state therein any material fact required to be stated therein or necessary to make the statements stated therein not misleading.

      3.2 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless NAC, each of its directors and officers and each person, if any, who controls NAC within the meaning of the Securities Act and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such other Holder, against any losses, claims, damages or liabilities (joint or several) to which NAC or any such director, officer, controlling person or other such Holder, or partner, director, officer or controlling person of such other Holder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by, or on behalf of, such Holder for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by NAC or any such director, officer, controlling person or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this SECTION 3.2 shall not apply to any Holder with respect to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, which consent shall not be unreasonably withheld; and provided, further, however, that in no event shall any indemnity under this
SECTION 3 exceed the net proceeds from the offering received by such Holder.

      3.3 Promptly after receipt by an indemnified party under this SECTION 3 of notice of the commencement of any action (including any governmental action) with respect to which indemnification under this SECTION 3 may be sought by such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 3, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and (to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed) assume, the defense thereof with counsel selected by the indemnifying party or parties with the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if


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representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding (provided, however, that under no circumstances shall any indemnifying party be obligated to pay for more than one counsel representing any or all of the parties intended to be indemnified hereunder). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this SECTION 3 but only to the extent such failure is materially prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 3.

      3.4 If the indemnification provided for in this SECTION 3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

      3.5 The obligations of NAC and the Holders under this SECTION 3 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.    ASSIGNMENT OF REGISTRATION RIGHTS.

      The rights to cause NAC to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or director, officer, employee or owner, of such Holder, or (b) is a member of such Holder's


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immediate family or trust or other entity controlled by or formed for the benefit of such Holder or members of such Holder's immediate family; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to NAC written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree, in writing in form and substance reasonably satisfactory to NAC, to be subject to all restrictions set forth in this Agreement. Notwithstanding anything contained herein to the contrary, no such assignment or transfer shall be made by any Holder, without the prior written consent of NAC (which consent may be withheld in NAC's sole discretion), during the period in which the Standstill Agreement shall be in effect unless such assignment or transfer is expressly permitted in the Standstill Agreement.

5.    RULE 144 REPORTING

      With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, NAC agrees to use its commercially reasonable efforts to:

           (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

           (b) File with the SEC, in a timely manner, all reports and other documents required of NAC under the Exchange Act; and

           (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by NAC as to its compliance with the reporting requirements of Rule 144 of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of NAC; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

6.    MISCELLANEOUS

      6.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      6.2 AMENDMENTS AND WAIVERS. Except as hereinafter provided, amendments to this Agreement shall require and shall be effective upon receipt of the written consent of NAC and of either the Majority Holders (as hereinafter defined) or the Shareholders' Representative, who is hereby expressly granted the right on behalf of all of the Shareholders (and their heirs, administrators, legal representatives, successors and assigns) to amend and/or supplement this Agreement. Except as hereinafter provided, compliance with any covenant or provision set forth herein may be waived upon written


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consent by the party or parties whose rights are being waived; provided, that, the rights of holders of Registrable Securities can be waived only upon the written consent of the Majority Holders or the Shareholders' Representative. Any waiver or amendment may be given subject to satisfaction of conditions stated therein, and any waiver or amendment shall be effective only in the specific instance(s) and for the specific purpose(s) for which given. As used herein, "MAJORITY HOLDERS" means any Holder or group of Holders who or that, individually or in the aggregate, at the relevant time own of record a majority of the outstanding Registrable Securities (whether or not then subject to forfeiture, but exclusive of any thereof that, under the terms of the Merger Agreement, have been forfeited) then owned of record by all Holders, it being agreed and understood that, for the purposes of determining whether any Holder or group of Holders own of record a majority of the outstanding Registrable Securities, each Holder will be deemed to hold, in addition to those shares of Common Stock that are then held of record by such Holder and that were issued either (i) pursuant to Section 1.5 of the Merger Agreement or (ii) in lieu of any cash payment due upon the redemption of any shares of Preferred Stock, the shares of Common Stock that are issuable in lieu of any cash payment due upon the redemption of those outstanding shares of Preferred Stock then held of record by such Holder.

      6.3 NOTICES.

      As the terms "notice" or "notices" are used herein as between the parties, such term shall mean a written document, explaining the reason for the notice, and the same shall be mailed by United States Postal Service Via Certified Mail, Return Receipt Requested, or by recognized overnight courier service, addressed as follows:

         If to NAC:

                  National Auto Credit, Inc.
                  30000 Aurora Road
                  Solon, Ohio 44139
                  Attn: Chief Executive Officer
                  Fax: _________


         with a copy to:

                  Parker, Duryee, Rosoff & Haft, P.C.
                  529 Fifth Avenue
                  New York, New York 10017
                  Attn: Herbert F. Kozlov, Esq.
                  Fax: 212-972-9487


         If to the Holders or any of them:

                  Ernest C. Garcia, II



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                  Verde Reinsurance Company, Ltd.
                  2525 East Camelback, Suite 1150
                  Phoenix, AZ  85016
                  Fax:  602-667-2484

         with a copy to:

                  Steven D. Pidgeon, Esquire
                  Snell & Wilmer, LLP
                  One Arizona Center
                  Phoenix, AZ  85004
                  Fax:  (602) 382-6070

Such notice shall be deemed to have been given on the date placed in the U.S. Mails or delivered to the overnight courier service, whether actually received by the addressee or not, and shall be deemed received by the addressee, whether actually received by the addressee or not, on the third business day after being so mailed or the next business day after being sent by overnight courier service. The parties may from time to time amend the above addresses and names by written notice given to the other party; provided, however, that any notice contemplated by SECTION 2.2 above to be sent to any Holder shall be sent to such Holder at its/his/her address as reflected on the books of NAC.

      6.4 TERMINATION. This Agreement shall terminate with respect to any holder of Registrable Securities on the earlier of the date that all of such holder's Registrable Securities (a) have been sold pursuant to a registration statement under the Securities Act or have been otherwise sold or disposed of otherwise than to a transferee as contemplated by SECTION 4 hereof or (b) may immediately be sold by such holder pursuant to Rule 144 under the Securities Act during any 90-day period; provided, however, that this Agreement shall not terminate if any shares are subject to any then-effective registration rights pursuant to SECTION 2 hereof unless such shares have been sold or resold under an effective registration statement.

      6.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and be enforceable against the parties hereto and their respective heirs, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, administrators, legal representatives, successors and permitted assigns, except that (a) NAC shall not have the right to delegate its obligations hereunder or to assign its rights hereunder and (b) no such assignment shall be made by any Shareholder (or any heir, administrator, legal representative, successor or assign of any Shareholder), without the prior written consent of NAC (which consent may be withheld in NAC's sole discretion), during the period in which and the Standstill Agreement shall be in effect unless such assignment is expressly permitted in the Standstill Agreement.

      6.6 PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between and among the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings or agreements (written or oral) concerning the subject matter hereof, except for those agreements and understandings contained in the Merger Agreement and the other agreements, documents and instruments contemplated thereby and hereby.

      6.7 SEVERABILITY. The provisions of this Agreement are severable, and in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

      6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware applicable to contracts executed and to be performed wholly within that State, without giving effect to the choice or conflict of laws provisions or principles thereof.

      6.9 WAIVER OF JURY TRIAL. Each of the parties hereto expressly waives its right to a jury trial with respect to any such suit, litigation or other judicial proceeding.

      6.10 HEADINGS; INTERPRETATION. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement is the product of mutual negotiation; therefore, no party shall be deemed the draftsperson hereof.

      6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      6.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any party hereto, the other parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out, and to effectuate fully, the intent and purposes of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the day and year first above written.


NATIONAL AUTO CREDIT, INC.                    VERDE REINSURANCE COMPANY, LTD.


By:                                           By:
   --------------------------------              -------------------------------

Its:                                          Its:
    -------------------------------               ------------------------------



ERNIE GARCIA III 2000 TRUST                   BRIAN GARCIA 2000 TRUST


By:                                           By:
   --------------------------------              -------------------------------

Its:                                          Its:
    -------------------------------               ------------------------------



-----------------------------------           ----------------------------------
ERNEST C. GARCIA                              RAY FIDEL



-----------------------------------           ----------------------------------
STEVEN JOHNSON                                MARK SAUDER



EJMS INVESTORS LIMITED PARTNERSHIP

By: SJME Investors, LLC, an
Arizona limited liability company,
its General Partner                           ----------------------------------
                                              COLIN BACHINSKY

By:
   --------------------------------

Its:
    -------------------------------



-----------------------------------           ----------------------------------
CHRIS ROMPALO                                 DONNA CLAWSON

-----------------------------------           ----------------------------------
MARY REINER                                   KATHY CHACON